UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011 (March 17, 2011)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2011, the Compensation Committee of the Board of Directors of Network Engines, Inc. (the “Company”) approved a bonus plan for the second half of fiscal year 2011 (the “Second Half 2011 Bonus Plan”).  The Second Half 2011 Bonus Plan provides the Company’s executive officers and certain other Company employees (collectively, the “Participants”) the opportunity to earn cash incentive bonuses based on the Company’s performance for the second half of fiscal year 2011.  Currently, 67 employees of the Company are eligible to receive payouts under the Second Half 2011 Bonus Plan, including the Company’s executive officers.  Targeted incentive bonuses for the Participants in the Second Half 2011 Bonus Plan are equal to 50% of each Participant’s annual incentive bonus target.  Achievement of incentive bonuses is based on the Company’s net income for the second half of fiscal year 2011, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), but prior to calculating the bonus payout (the “Shared Corporate Metric” or “SCM”).

There will be no bonus payments made to any Participants unless 80% of the SCM target is achieved.  If the Company achieves 80% of the SCM target during the second half of fiscal year 2011, the total bonus payout to all Participants is projected to be $366,000, or 60% of the targeted incentive bonuses for the Participants in the Second Half 2011 Bonus Plan.  If the Company achieves 100% of the SCM target during the second half of fiscal year 2011, the total bonus payout to all Participants is projected to be $610,000.  The Second Half 2011 Bonus Plan is subject to a projected maximum total payout of $671,000 to all Participants, which is based on the Company achieving 110% (or greater) of the SCM target during the second half of fiscal year 2011.  On achievement levels between 80% and 100% of the SCM target, the bonus earned will be paid on a graduated basis and on achievement levels from 100% to 110%, the bonus earned will be paid equal to the achievement level.  The total bonus payout amount, if any, will be allocated to the Second Half 2011 Bonus Plan Participants employed by the Company as of September 30, 2011, on a pro-rata basis relative to their individually established bonus targets.

The table below sets forth the incentive bonuses for the Company’s executive officers assuming the Company achieves 100% of the SCM target under the Second Half 2011 Bonus Plan:

Name and Principal Position	Second Half FY 2011 Bonus Plan Targeted Incentive
Gregory A. Shortell, Chief Executive Officer and President	$93,750

Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	$62,500

Charles N. Cone, III, Senior Vice President of Sales and Marketing	$6,000	(1)

Richard P. Graber, Senior Vice President of Engineering and Operations	$52,500

(1)   Mr. Cone’s total targeted incentive compensation for the second half of fiscal year 2011 also includes additional cash incentives which are based on revenue, direct margin and new design win results for the second half of fiscal year 2011.  For the second half of fiscal year 2011, Mr. Cone’s aggregate target incentive compensation totals $60,000.  A “design win” occurs when a new customer or a separate division within an existing customer notifies the Company that it has been selected to integrate the customer’s application.  The other executive officers shown in this table do not have any additional cash incentives for the second half of fiscal year 2011 other than the amounts shown in this table.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc. was held on March 17, 2011.  Of the 42,864,801 shares outstanding as of January 19, 2011 (the record date of the Meeting), 40,968,464 (95.58%) were present or represented by proxy at the Meeting.  The table below presents the voting results of the matters voted upon by the Company’s stockholders at the Meeting:

Proposal I—Election of Directors:

Nominee	Votes For	Votes Withheld	Non Votes
Fontaine K. Richardson	19,011,589	842,364	21,114,511
Gregory A. Shortell	19,000,586	853,367	21,114,511

The terms of John A. Blaeser, Robert M. Wadsworth, Gary E. Haroian, Charles A. Foley, and Dennis A. Kirshy, as directors of the Company, continued after this meeting.

Proposal II—Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2011:

For	Against	Abstain
39,784,784	1,149,582	34,098

The proposal to ratify the appointment of PricewaterhouseCoopers LLP was a routine matter; therefore, there were no broker non-votes relating to this proposal.

Proposal III — Advisory Vote on Executive Compensation:

The stockholders approved on an advisory basis the Executive Compensation by the votes set forth in the table below.

For	Against	Abstain	Non Votes
17,447,866	877,797	1,528,290	21,114,511

Proposal IV — Frequency of Advisory Executive Compensation Vote at our Annual Meeting of Stockholders:

The stockholders approved on an advisory basis, the holding of an advisory vote on executive compensation each year by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Non Votes
13,771,235	124,627	4,348,573	1,609,518	21,114,511

The Company has considered these results and determined that it will hold an advisory vote on its executive compensation every year until the next vote on frequency, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: March 23, 2011	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary